SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 23, 2003

PACIFIC CONTINENTAL CORPORATION

(Exact name of registrant as specified in its charter)

Oregon	0001084717	93-1269184
(State or other jurisdiction of incorporation)	(Commission File Number)	IRS Employer Identification No.

111 West 7th Avenue Eugene, Oregon	97401
(Address of principal executive offices)	(zip code)

Registrant’s telephone number, including area code: (503) 243-2123

Item 5.	Other Events

Hal Brown, President and Chief Executive Officer of Pacific Continental Corporation (the “Company”) advised the Company that on October 23, 2003 he entered into a stock trading plan, designed to comply with Rule 10b5-1 of the Securities Exchange Act of 1934, as amended. Under Rule 10b5-1, officers and directors may adopt a prearranged plan or contract for the sale of Company securities under specified conditions and at specified times. Mr. Brown’s plan allows for the sale of a total of 70,000 shares of the Company’s common stock over a period of eleven months at pre-determined market prices and subject to specified limitations. Sales pursuant to this plan may begin on October 20, 2003 and will terminate on September 20, 2004, unless otherwise terminated sooner in accordance with the plan’s terms. Mr. Brown further advised the Company that he will publicly disclose any stock sales made under the Rule 10b5-1 plan as required by the Federal securities laws.

A press release is attached as an exhibit to this Form 8-K.

(b)	Exhibits.

99	Press Release announcing that Hal Brown, President and Chief Executive Officer has adopted a 10b5-1 plan to sell stock in the Company.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 23, 2003

PACIFIC CONTINENTAL CORPORATION

By:	/s/ Michael A. Reynolds

Michael A. Reynolds
Senior Vice President and Chief Financial Officer

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